Exhibit 99.1

CONTACT: AT THE COMPANY
Robert McCadden
EVP & CFO
(215) 875-0735

Heather Crowell
SVP, Strategy and Communications
(215) 454-1241
heather.crowell@preit.com

PREIT Reports Third Quarter 2018 Results
Opened four tenants in three former department stores
Core mall total leased space reached 95.2%, up 90 basis points sequentially
Non-anchor new leasing activity more than doubled over Q3 2017 volume
NOI-weighted sales per square foot approach $510
Average renewal spreads of 6.9% register sequential improvement

Philadelphia, PA, October 30, 2018 - PREIT (NYSE: PEI) today reported results for the quarter and nine months ended September 30, 2018. A description of each non-GAAP financial measure used in this release and the related reconciliation to the comparable GAAP financial measure is located in the tables accompanying this release.

	Quarter Ended September 30,		Nine Months Ended September 30,
(per share amounts)	2018	2017	2018	2017
Net (loss) income - basic and diluted	$(0.11)	$0.06	$(0.75)	$(0.81)
FFO	$0.34	$0.42	$1.00	$1.15
FFO, as adjusted	$0.35	$0.42	$1.02	$1.16
FFO from assets sold in 2017 and 2018	—	$(0.02)	—	$(0.08)
FFO, as adjusted for assets sold	$0.35	$0.40	$1.02	$1.08

Highlights from the quarter include:

•	Same Store NOI for wholly-owned malls, excluding six malls undergoing anchor repositioning, was up 4.3% for the quarter, compared to the prior year quarter.

•	Core mall NOI-weighted sales per square foot reached an all time high of $509.

•	Non-Anchor occupancy at core malls increased 30 basis points sequentially.

•	Leasing activity remained strong with new transaction volume more than doubling over Q3 2017 and up over 15% on a year-to-date basis when excluding anchor transactions.

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•	Average renewal spreads during the quarter were 11.5% for wholly-owned, under 10,000 square foot transactions.

•	Including larger-format and unconsolidated transactions, average renewal spreads were 6.9% for the quarter compared to negative 1.9% during Q3 2017.

•	Leases were executed for remaining anchor boxes with Dick’s Sporting Goods, Burlington, Edge Fitness and Michael’s at Plymouth Meeting and Studio Movie Grill at Willow Grove Park.

•	Year-to-date, PREIT has raised $960 million in proceeds through financing activity and asset sales, underscoring its ability to creatively access capital markets to fund redevelopment activity.

"Having made the difficult and sometimes unpopular decisions in recent years to shed lower-productivity assets and take back department stores proactively, we are in a unique position to grow our core metrics in a rapidly-evolving retail environment as the temporary impact from bankruptcies and co-tenancy wanes and the remaining department store replacements take occupancy,” said Joseph F. Coradino, CEO of PREIT. “With the bulk of this work behind us, we are ahead of the curve in delivering the new mall model to our customers. This work, coupled with a confident consumer, has led to strong sales and occupancy growth and incremental renewal spread improvement during the quarter which we expect will pave the way for continued growth into the future.”

Primary Factors Affecting Financial Results for the Quarters Ended September 30, 2018 compared to September 30, 2017:

•	Portfolio Same Store NOI of negative 2.0% was impacted by a $1.8 million one-time benefit received in 2017 from a multi-year tax appeal.

◦	Excluding the impact of this item, Same Store NOI was up 1.0%.

◦	Portfolio Same Store NOI was also impacted by the following items:

▪	Lost revenue from tenants who filed for bankruptcy protection: ($0.5 million),

▪	Incremental co-tenancy compared to prior year quarter: ($0.3 million),

▪	Lost revenue from terminated tenants: ($0.5 million), and

▪	Increased revenue from anchor replacements and other leasing activity: $2.0 million

•	Same Store NOI for our wholly-owned mall portfolio, excluding six malls undergoing anchor repositioning, was up 4.3% for the quarter and 5.2% year to date.

•	Same Store NOI at these six anchor replacement properties was down 4.1% when excluding the one-time benefit of the multi-year tax appeal in 2017.

•	Previous asset sales contributed to a $1.7 million, or $0.02 per share, FFO decline.

•
Increased interest expense contributed to a $1.4 million, or $0.02 per share, FFO decline, partially offset by reduced preferred share dividend costs of $0.7 million, or $0.01 per share, FFO improvement.

•
Amortization of historic tax credits of $0.8 million was lower than the prior year quarter by $1.0 million, or $0.01 per share, in FFO. This is the final year of amortization of the historic tax credits.

A reconciliation of Funds From Operations between current and prior year periods is included in the financial tables accompanying this release.

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Leasing and Redevelopment

•	Excluding Fashion District Philadelphia, 771,000 square feet of leases are signed for future openings.

•	At Moorestown Mall, HomeSense and Five Below opened in the former Macy’s box. Sierra Trading Post will open in early 2019.

•
At Willow Grove Park, the Company signed a lease with Studio Movie Grill for 51,000 square feet. The twelve screen Studio Movie Grill will be joined by other dining and entertainment tenants to replace a former JC Penney store.

•
At Valley Mall, Tilt Studio opened in 48,000 square feet of a former Macy’s space and will be joined later this year by Onelife Fitness, which will occupy the remaining 70,000 square feet. Belk also opened in 123,000 square feet replacing a former Bon-Ton that was proactively recaptured prior to its bankruptcy filing.

Project costs and returns have been included in our Supplemental Disclosure for Plymouth Meeting Mall and Willow Grove Park. These projects previously were included in our capital spending projections.

Retail Operations
The following tables set forth information regarding sales per square foot and occupancy in the Company’s mall portfolio, including unconsolidated properties:

A reconciliation of portfolio sales per square foot (1) can be found below:

Comp store sales for the rolling 12 months ended 9/30/17	$475
Organic sales growth	15
Impact of non-core malls	4
Core mall comp store sales for the rolling 12 months ended 9/30/18	$494

(1)	Based on reported sales by all comparable non-anchor tenants that lease individual spaces of less than 10,000 square feet and have occupied the space for at least 24 months.

2018 Outlook
The Company is narrowing its previously issued guidance for FFO and FFO, as adjusted, and revising its estimate of GAAP earnings to give effect to operating results for the first nine months of 2018 and expectations for the fourth quarter. For the year ended December 31, 2018, FFO, as adjusted is expected to be between $1.53 and $1.58, FFO is expected to be between $1.52 and $1.57 per diluted share, while net loss attributable to common shareholders is expected to be between $0.66 and $0.61 per diluted share.

A reconciliation between GAAP net loss and FFO is as follows:

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	2018 Guidance Range
(Estimates per diluted share)	Low	High
Net loss attributable to common shareholders	$ (0.66)	$ (0.61)
Depreciation and amortization, non-controlling interest and other	1.80	1.80
Impairment of assets	0.44	0.44
Gain on sale of operating property	(0.06)	(0.06)
FFO per share	$1.52	$1.57
Employee separation expenses and other	0.01	0.01
FFO per share, as adjusted	$ 1.53	$ 1.58

Our guidance assumes full year 2018 Same Store NOI growth, including termination fees, towards the lower end of our previous issued guidance range of 1.25-2.25%. Our FFO per share guidance also includes approximately $0.10 share from the previously announced sale of a land parcel at Exton Square Mall to a multifamily developer.

Our 2018 guidance is based on our current assumptions and expectations about market conditions, our projections regarding occupancy, retail sales and rental rates, and planned capital spending. Our guidance is forward-looking, and is subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements.

Conference Call Information
Management has scheduled a conference call for 11:00 a.m. Eastern Time on Wednesday,
October 31, 2018, to review the Company’s results and future outlook. To listen to the call, please dial 1-844-885-9139 (domestic toll free), or 1-647-689-4441 (international), and request to join the PREIT call, Conference ID 4196618, at least five minutes before the scheduled start time. Investors can also access the call in a "listen only" mode via the internet at the Company’s website, preit.com. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. Financial and statistical information expected to be discussed on the call will also be available on the Company’s website. For best results when listening to the webcast, the Company recommends using Flash Player.

For interested individuals unable to join the conference call, the online archive of the webcast will also be available for one year following the call.

About PREIT
PREIT (NYSE:PEI) is a publicly traded real estate investment trust that owns and manages quality properties in compelling markets. PREIT’s robust portfolio of carefully curated retail and lifestyle offerings mixed with destination dining and entertainment experiences are located primarily in the densely-populated eastern U.S. with concentrations in the mid-Atlantic’s top MSAs. Since 2012, the Company has driven a transformation guided by an emphasis on portfolio quality and balance sheet strength driven by disciplined capital expenditures. Additional information is available at www.preit.com or on Twitter or LinkedIn.

Rounding

Certain summarized information in the tables above may not total due to rounding.

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Definitions of Non-GAAP Measures

Funds From Operations

The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations (“FFO”), which is a non-GAAP measure commonly used by REITs, as net income (computed in accordance with GAAP) excluding gains and losses on sales of operating properties, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures to reflect funds from operations on the same basis. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do. NAREIT’s established guidance provides that excluding impairment write downs of depreciable real estate is consistent with the NAREIT definition.

FFO is a commonly used measure of operating performance and profitability among REITs. We use FFO and FFO per diluted share and unit of limited partnership interest in our operating partnership (“OP Unit”) in measuring our performance against our peers and as one of the performance measures for determining incentive compensation amounts earned under certain of our performance-based executive compensation programs.

FFO does not include gains and losses on sales of operating real estate assets or impairment write downs of depreciable real estate, which are included in the determination of net income in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net income and net cash provided by operating activities, and other non-GAAP financial performance measures, such as NOI. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that net income is the most directly comparable GAAP measurement to FFO.

We also present Funds From Operations, as adjusted, and Funds From Operations per diluted share and OP Unit, as adjusted, which are non-GAAP measures, for the three and nine months ended September 30, 2018 and 2017, respectively, to show the effect of such items as provision for employee separation expense and accelerated amortization of financing costs, which had a significant effect on our results of operations, but are not, in our opinion, indicative of our operating performance. We also present FFO on a further adjusted basis to isolate the impact on FFO caused by property dispositions.

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We believe that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as gains on sales of operating real estate and depreciation and amortization of real estate, among others. We believe that Funds From Operations, as adjusted, is helpful to management and investors as a measure of operating performance because it adjusts FFO to exclude items that management does not believe are indicative of our operating performance, such as provision for employee separation expense and accelerated amortization of financing costs.

Net Operating Income (“NOI”)

NOI (a non-GAAP measure) is derived from real estate revenue (determined in accordance with GAAP, including lease termination revenue), minus property operating expenses (determined in accordance with GAAP), plus our pro rata share of revenue and property operating expenses of our unconsolidated partnership investments. NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity. It is not indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that NOI is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. We believe that net income is the most directly comparable GAAP measurement to NOI.

NOI excludes other income, general and administrative expenses, provision for employee separation expenses, interest expense, depreciation and amortization, impairment of assets, gains/adjustment to gains on sale of interest in non operating real estate, gain on sale of interest in real estate by equity method investee, gains/losses on sales of interests in real estate, net, project costs and other expenses.

Same Store NOI is calculated using retail properties owned for the full periods presented and excludes properties acquired, disposed, under redevelopment or designated as non-core during the periods presented. Non Same Store NOI is calculated using the retail properties excluded from the calculation of Same Store NOI.

Financial Information of our Unconsolidated Properties

The non-GAAP financial measures of FFO and NOI presented in this press release incorporate financial information attributable to our share of unconsolidated properties. This proportionate financial information is also non-GAAP financial information, but we believe that it is helpful information because it reflects the proportionate contribution from our unconsolidated properties that are owned through investments accounted for under GAAP using the equity method of accounting. Under such method, earnings from these unconsolidated partnerships are recorded in our statements of operations prepared in accordance with GAAP under the caption entitled “Equity in income of partnerships.”

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To derive the proportionate financial information from our unconsolidated properties, we multiplied the percentage of our economic interest in each partnership on a property-by-property basis by each line item. Under the partnership agreements relating to our current unconsolidated partnerships with third parties, we own a 25% to 50% economic interest in such partnerships, and there are generally no provisions in such partnership agreements relating to special non-proportionate allocations of income or loss, and there are no preferred or priority returns of capital or other similar provisions. While this method approximates our indirect economic interest in our pro rate share of the revenue and expenses of our unconsolidated partnerships, we do not have a direct legal claim to the assets, liabilities, revenues or expenses of the unconsolidated partnerships beyond our rights as an equity owner in the event of any liquidation of such entity. Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership interest. Accordingly, NOI and FFO results based on our share of the results of unconsolidated partnerships do not represent cash generated from our investments in these partnerships.

Forward Looking Statements

This press release contains certain forward-looking statements that can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “project,” “intend,” “may” or similar expressions. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect our current views about future events, achievements or results and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. In particular, our business might be materially and adversely affected by the following:

•	changes in the retail and real estate industries, including consolidation and store closings, particularly among anchor tenants;

•	current economic conditions and the corresponding effects on tenant business performance, prospects, solvency and leasing decisions;

•	our inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise;

•	our ability to maintain and increase property occupancy, sales and rental rates;

•	increases in operating costs that cannot be passed on to tenants;

•	the effects of online shopping and other uses of technology on our retail tenants;

•	risks related to our development and redevelopment activities, including delays, cost overruns and our inability to reach projected occupancy or rental rates;

•	acts of violence at malls, including our properties, or at other similar spaces, and the potential effect on traffic and sales;

•	our ability to sell properties that we seek to dispose of or our ability to obtain prices we seek;

•	our substantial debt and the liquidation preference of our preferred shares and our high leverage ratio;

•	our ability to refinance our existing indebtedness when it matures, on favorable terms or at all;

•	our ability to raise capital, including through sales of properties or interests in properties and through the issuance of equity or equity-related securities if market conditions are favorable; and

•	potential dilution from any capital raising transactions or other equity issuances.

Additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by our forward-looking statements include those discussed herein and in our Annual

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Report on Form 10-K for the year ended December 31, 2017 in the section entitled “Item 1A. Risk Factors.” We do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.
** Quarterly supplemental financial and operating **
** information will be available on www.preit.com **

PREIT / 9             Pennsylvania Real Estate Investment Trust
Selected Financial Data

STATEMENTS OF OPERATIONS (Unaudited)	Quarter Ended September 30,		Nine Months Ended September 30,
(In thousands)	2018	2017	2018	2017

REVENUE:
Real estate revenue:
Base rent	$56,372	$56,874	$167,714	$171,078
Expense reimbursements	26,833	26,900	80,194	81,981
Percentage rent	646	593	902	1,223
Lease termination revenue	45	7	7,166	2,279
Other real estate revenue	2,493	2,345	6,928	6,992
Total real estate revenue	86,389	86,719	262,904	263,553
Other income	1,714	2,492	3,454	4,172
Total revenue	88,103	89,211	266,358	267,725
EXPENSES:
Operating expenses
Property operating expenses:
CAM and real estate taxes	(27,826)	(25,772)	(84,569)	(83,985)
Utilities	(4,430)	(4,444)	(12,143)	(12,407)
Other property operating expenses	(2,444)	(3,087)	(8,752)	(9,117)
Total property operating expenses	(34,700)	(33,303)	(105,464)	(105,509)
Depreciation and amortization	(33,119)	(29,966)	(100,505)	(94,652)
General and administrative expenses	(8,441)	(8,288)	(27,969)	(26,561)
Provision for employee separation expense	(561)	—	(956)	(1,053)
Project costs and other expenses	(214)	(150)	(465)	(547)
Total operating expenses	(77,035)	(71,707)	(235,359)	(228,322)
Interest expense, net	(15,181)	(14,342)	(46,064)	(44,098)
Impairment of assets	—	(1,825)	(34,286)	(55,742)
Total expenses	(92,216)	(87,874)	(315,709)	(328,162)
(Loss) income before equity in income of partnerships, gain on sale of real estate by equity method investee, gains (adjustment to gains) on sales of interests in non operating real estate and gains (losses) on sales of interests in real estate, net	(4,113)	1,337	(49,351)	(60,437)
Equity in income of partnerships	2,477	4,254	8,186	12,144
Gain on sale of real estate by equity method investee	—	6,718	2,773	6,718
Gains (adjustment to gains) on sales of interests in non operating real estate	—	—	(25)	486
Gains (losses) on sales of interests in real estate, net	—	(9)	748	(374)
Net (loss) income	(1,636)	12,300	(37,669)	(41,463)
Less: net loss (income) attributable to noncontrolling interest	891	(507)	6,122	6,627
Net (loss) income attributable to PREIT	(745)	11,793	(31,547)	(34,836)
Less: preferred share dividends	(6,843)	(7,525)	(20,531)	(20,797)
Net (loss) income attributable to PREIT common shareholders	$(7,588)	$4,268	$(52,078)	$(55,633)

PREIT / 10             Pennsylvania Real Estate Investment Trust
Selected Financial Data

EARNINGS PER SHARE (Unaudited)	Quarter Ended September 30,		Nine Months Ended September 30,
(in thousands of dollars, except per share amounts)	2018	2017	2018	2017
Net (loss) income	$(1,636)	$12,300	$(37,669)	$(41,463)
Noncontrolling interest	891	(507)	6,122	6,627
Preferred share dividends	(6,843)	(7,525)	(20,531)	(20,797)
Dividends on unvested restricted shares	(136)	(87)	(412)	(272)
Net loss used to calculate loss per share—basic and diluted	$(7,724)	$4,181	$(52,490)	$(55,905)

Basic and diluted loss per share:	$(0.11)	$0.06	$(0.75)	$(0.81)

(in thousands of shares)
Weighted average shares outstanding—basic	69,803	69,424	69,718	69,319
Effect of common share equivalents (1)	—	—	—	—
Weighted average shares outstanding—diluted	69,803	69,424	69,718	69,319
 (1)The company had net losses for the quarters and nine months ended September 30, 2018 and the nine months ended September 30, 2018 and 2017, respectively, therefore, the effects of common share equivalents are excluded from the calculation of diluted loss per share for these periods because they would be antidilutive. There were no common share equivalents for the three months ended September 30, 2017.

OTHER COMPREHENSIVE INCOME (LOSS) (Unaudited)	Quarter Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
(In thousands)
Comprehensive income:
Net (loss) income	$(1,636)	$12,300	$(37,669)	$(41,463)
Unrealized gain (loss) on derivatives	1,905	266	9,662	1,544
Amortization of settled swaps	180	259	719	597
Total comprehensive income (loss)	449	12,825	(27,288)	(39,322)
Less: comprehensive loss (income) attributable to noncontrolling interest	669	(563)	5,020	6,398
Comprehensive income (loss) attributable to PREIT	$1,118	$12,262	$(22,268)	$(32,924)

PREIT / 11             Pennsylvania Real Estate Investment Trust
Selected Financial Data

The following table presents a reconciliation of net income (loss) determined in accordance with GAAP to (i) Funds from operations attributable to common shareholders and OP Unit holders, (ii) Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders , (iii) Funds from operations, as adjusted for assets sold, (iv) Funds from operations attributable to common shareholders and OP Unit holders per diluted share and OP Unit (v) Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders per diluted share and OP Unit, and (vi) Funds from operations, as adjusted for assets sold per diluted share and OP Unit for the quarter and nine months ended September 30, 2018 and 2017, respectively:

	Quarter Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2018	2017	2018	2017
Net (loss) income	$(1,636)	$12,300	$(37,669)	$(41,463)
Depreciation and amortization on real estate:
Consolidated properties	32,764	29,589	99,428	93,529
PREIT’s share of equity method investments	2,132	2,902	6,518	8,493
Gain on sale of real estate by equity method investee	—	(6,718)	(2,773)	(6,718)
Losses (gains) losses on sales of interests in real estate, net	—	9	(748)	374
Impairment of assets	—	1,825	34,286	55,742
Preferred share dividends	(6,843)	(7,525)	(20,531)	(20,797)
Funds from operations attributable to common shareholders and OP Unit holders	26,417	32,382	78,511	89,160
Accelerated amortization of financing costs	—	—	363	—
Provision for employee separation expense	561	—	956	1,053
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders	26,978	32,382	79,830	90,213
Less: Funds from operations from assets sold in 2018 and 2017	66	(1,594)	(311)	(6,619)
Funds from operations, as adjusted for assets sold	$27,044	$30,788	$79,519	$83,594

Funds from operations attributable to common shareholders and OP Unit holders per diluted share and OP Unit	$0.34	$0.42	$1.00	$1.15
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders per diluted share and OP Unit	$0.35	$0.42	$1.02	$1.16
Funds from operations, as adjusted for assets sold per diluted share and OP Unit	$0.35	$0.40	$1.02	$1.08

Weighted average number of shares outstanding	69,803	69,424	69,718	69,319
Weighted average effect of full conversion of OP Units	8,273	8,291	8,273	8,303
Effect of common share equivalents	38	—	272	51
Total weighted average shares outstanding, including OP Units	78,114	77,715	78,263	77,673

PREIT / 12             Pennsylvania Real Estate Investment Trust
Selected Financial Data

NOI for the quarters ended September 30, 2018 and 2017:

	Same Store		Non-Same Store		Total
(In thousands)	2018	2017	2018	2017	2018	2017
NOI from consolidated properties	$49,925	$50,858	$1,764	$2,558	$51,689	$53,416
NOI from equity method investments at ownership share	7,351	7,604	(41)	2,098	7,310	9,702
Total NOI	57,276	58,462	1,723	4,656	58,999	63,118
Less: lease termination revenue	252	282	14	—	266	282
Total NOI excluding lease termination revenue	$57,024	$58,180	$1,709	$4,656	$58,733	$62,836

NOI for the nine months ended September 30, 2018 and 2017:

	Same Store		Non-Same Store		Total
(In thousands)	2018	2017	2018	2017	2018	2017
NOI from consolidated properties	$152,330	$148,591	$5,110	$9,453	$157,440	$158,044
NOI from equity method investments at ownership share	22,280	22,340	479	5,960	22,759	28,300
Total NOI	174,610	170,931	5,589	15,413	180,199	186,344
Less: lease termination revenue	7,608	2,629	35	71	7,643	2,700
Total NOI excluding lease termination revenue	$167,002	$168,302	$5,554	$15,342	$172,556	$183,644

PREIT / 13             Pennsylvania Real Estate Investment Trust
Selected Financial Data

The table below reconciles net loss to NOI of our consolidated properties for the quarters and nine months ended September 30, 2018 and 2017.

	Quarter Ended September 30,		Nine Months Ended September 30,
(in thousands)	2018	2017	2018	2017
Net (loss) income	$(1,636)	$12,300	$(37,669)	$(41,463)
Other income	(1,714)	(2,492)	(3,454)	(4,172)
Depreciation and amortization	33,119	29,966	100,505	94,652
General and administrative expenses	8,441	8,288	27,969	26,561
Employee separation expenses	561	—	956	1,053
Project costs and other expenses	214	150	465	547
Interest expense, net	15,181	14,342	46,064	44,098
Impairment of assets	—	1,825	34,286	55,742
Equity in income of partnerships	(2,477)	(4,254)	(8,186)	(12,144)
Gain on sale of real estate by equity method investee	—	(6,718)	(2,773)	(6,718)
Losses (gains) on sales of interests in real estate, net	—	9	(748)	374
Losses (adjustment to gains) on sales of interest in non operating real estate	—	—	25	(486)
NOI from consolidated properties	51,689	53,416	157,440	158,044
Less: Non Same Store NOI of consolidated properties	1,764	2,558	5,110	9,453
Same Store NOI from consolidated properties	49,925	50,858	152,330	148,591
Less: Same Store lease termination revenue	31	7	7,131	2,208
Same Store NOI excluding lease termination revenue	$49,894	$50,851	$145,199	$146,383

The table below reconciles equity in income of partnerships to NOI of equity method investments at ownership share for the quarters and nine months ended September 30, 2018 and 2017:

	Quarter Ended September 30,		Nine Months Ended September 30,
(in thousands)	2018	2017	2018	2017
Equity in income of partnerships	$2,477	$4,254	$8,186	$12,144
Other income	(12)	(20)	(35)	(20)
Depreciation and amortization	2,132	2,902	6,518	8,493
Interest and other expenses	2,713	2,566	8,090	7,683
Net operating income from equity method investments at ownership share	7,310	9,702	22,759	28,300
Less: Non Same Store NOI from equity method investments at ownership share	(41)	2,098	479	5,960
Same Store NOI of equity method investments at ownership share	7,351	7,604	22,280	22,340
Less: Same Store lease termination revenue	221	275	477	421
Same Store NOI from equity method investments excluding lease termination revenue at ownership share	$7,130	$7,329	$21,803	$21,919

PREIT / 14             Pennsylvania Real Estate Investment Trust
Selected Financial Data

CONSOLIDATED BALANCE SHEETS	September 30, 2018	December 31, 2017
	(Unaudited)
(In thousands)
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$3,184,656	$3,180,212
Construction in progress	121,204	113,609
Land held for development	5,881	5,881
Total investments in real estate	3,311,741	3,299,702
Accumulated depreciation	(1,169,709)	(1,111,007)
Net investments in real estate	2,142,032	2,188,695
INVESTMENTS IN PARTNERSHIPS, at equity:	120,915	216,823
OTHER ASSETS:
Cash and cash equivalents	19,294	15,348
Tenant and other receivables (net of allowance for doubtful accounts of $7,246 and $7,248 at September 30, 2018 and December 31, 2017, respectively)	33,801	38,166
Intangible assets (net of accumulated amortization of $14,791 and $13,117 at September 30, 2018 and December 31, 2017, respectively)	17,360	17,693
Deferred costs and other assets, net	131,043	112,046
Assets held for sale	15,874	—
Total assets	$2,480,319	$2,588,771
LIABILITIES:
Mortgage loans payable, net	$1,052,138	$1,056,084
Term Loans, net	547,108	547,758
Revolving Facility	37,000	53,000
Tenants' deposits and deferred rent	10,155	11,446
Distributions in excess of partnership investments	92,682	97,868
Fair value of derivative liabilities	—	20
Accrued expenses and other liabilities	71,862	61,604
Total liabilities	1,810,945	1,827,780
EQUITY:	669,374	760,991
Total liabilities and equity	$2,480,319	$2,588,771

PREIT / 15             Pennsylvania Real Estate Investment Trust
Selected Financial Data

Changes in Funds from Operations for the Quarter Ended September 30, 2018 (all per share amounts on a diluted basis unless otherwise noted; rounded to the nearest half penny; amounts may not total due to rounding)

(in thousands, except per share amounts)	Quarter Ended September 30	Per Diluted Share and OP Unit
Funds from Operations September 30, 2017	$32,382	$0.42
Provision for employee separation expense	—	—
Accelerated amortization of financing costs	—	—
Funds from Operations, as adjusted September 30, 2017	$32,382	$0.42

Changes - 2017 to 2018

Contribution from anchor replacements, increase in base rents and net CAM and real estate tax recoveries	2,008	0.025
Impact from bankruptcies	(485)	(0.005)
Impact of co-tenancy claims	(316)	(0.005)
Impact of store closures from terminated tenants	(505)	(0.005)
Impact of 2017 real estate tax appeal	(1,775)	(0.025)
Lease termination revenue	24	—
Other NOI changes	116	—
Same Store NOI from consolidated properties	(933)	(0.010)
Same Store NOI from unconsolidated properties	(253)	(0.005)
Same Store NOI	(1,186)	(0.015)
Non Same Store NOI	(838)	(0.010)
Dilutive effect of asset sales	(1,660)	(0.020)
General and administrative expenses	(153)	—
Amortization of historic tax credits	(959)	(0.010)
Other income (expenses), net	129	—
Interest expense, net of impact of asset sales	(1,419)	(0.020)
Preferred share dividends	682	0.010
Increase in weighted average shares	—	(0.005)

Funds from Operations, as adjusted September 30, 2018	$26,978	$0.35
Provision for employee separation expense	(561)	(0.005)
Accelerated amortization of financing costs	—	—
Funds from Operations September 30, 2018	$26,417	$0.34

PREIT / 16             Pennsylvania Real Estate Investment Trust
Selected Financial Data

Changes in Funds from Operations for the Nine Months Ended September 30, 2018 (all per share amounts on a diluted basis unless otherwise noted; rounded to the nearest half penny; amounts may not total due to rounding)

(in thousands, except per share amounts)	Nine Months Ended September 30	Per Diluted Share and OP Unit
Funds from Operations September 30, 2017	$89,160	$1.15
Provision for employee separation expense	1,053	0.015
Accelerated amortization of financing costs	—	—
Funds from Operations, as adjusted September 30, 2017	$90,213	$1.16

Changes - 2017 to 2018

Contribution from anchor replacements, increase in base rents and net CAM and real estate tax recoveries	4,373	0.055
Impact from bankruptcies	(1,906)	(0.025)
Impact of co-tenancy claims	(743)	(0.010)
Impact of store closures from terminated tenants	(701)	(0.010)
Impact of 2017 real estate tax appeal	(1,775)	(0.025)
Lease termination revenue	4,923	0.065
Other NOI changes	(432)	(0.005)
Same Store NOI from consolidated properties	3,739	0.050
Same Store NOI from unconsolidated properties	(59)	—
Same Store NOI	3,680	0.050
Non Same Store NOI	(2,204)	(0.030)
Dilutive effect of asset sales	(6,308)	(0.080)
General and administrative expenses	(1,408)	(0.020)
Amortization of historic tax credits	(959)	(0.010)
Other income (expenses), net	234	—
Interest expense, net of impact of asset sales	(3,684)	(0.045)
Preferred share dividends	266	0.005
Increase in weighted average shares	—	—

Funds from Operations, as adjusted September 30, 2018	$79,830	$1.02
Provision for employee separation expense	(956)	(0.010)
Accelerated amortization of financing costs	(363)	(0.005)
Funds from Operations September 30, 2018	$78,511	$1.00

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